EXHIBIT (11)
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                             LIQUI-BOX CORPORATION
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                          Thirteen Weeks Ended
                                                     ------------------------------
                                                       March 30,        April 1,
                                                          1996            1995
                                                     -------------   --------------
Primary:
Weighted average number of common
     shares outstanding ..........................      6,115,866      6,266,804


Net effect of dilutive stock options--
     based on treasury stock method
     using average market price ..................        181,372        132,516
                                                       ----------     ----------


Weighted average common and
     common equivalent shares ....................      6,297,238      6,399,320
                                                       ==========     ==========



Net Income .......................................     $3,141,000     $2,356,000


Earnings per common and
     common equivalent share .....................     $     0.50     $     0.37
                                                       ==========     ==========


Fully Diluted:


Weighted average number of common
     shares outstanding ..........................      6,115,866      6,266,804


Net effect of dilutive stock options--
     based on treasury stock method
     using the quarter-end market price
     if higher than average market price .........        181,372        136,872
                                                       ----------     ----------


Fully Diluted Shares .............................      6,297,238      6,403,676
                                                       ==========     ==========


Net Income .......................................     $3,141,000     $2,356,000


Earnings per share
     assuming full dilution ......................     $     0.50     $     0.37
                                                       ==========     ==========

                                     -11-

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